TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Pacific Continental Corporation which will be held at 7:00 p.m. on Tuesday, April 18, 2006, at Pacific Continental Bank's Olive Street Office, 111 West 7th Avenue, Eugene, Oregon.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return your Proxy in the envelope provided. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person.

                                    Sincerely,

HAL BROWN
March 17, 2006	President and
Chief Executive Officer

PACIFIC CONTINENTAL CORPORATION

111 West 7th Avenue Eugene, Oregon 97401 541-686-8685	P.O. Box 10727 Eugene, Oregon 97440-2727

Notice of Annual Meeting of Shareholders
TIME	7:00 p.m. on Tuesday, April 18, 2006
PLACE	111 West 7th Avenue, Eugene, Oregon
ITEMS OF BUSINESS	(1) To elect three directors to a three-year term.
(2) To approve the 2006 Stock Option and Equity Compensation Plan.
(3) To transact such other business as may properly come before the meeting and any adjournment thereof.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a shareholder at the close of business on Friday, March 3, 2006.
VOTING BY PROXY
Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the Proxy Statement and on your enclosed proxy form.

                                By Order of the Board of Directors

                                HAL BROWN
                                         President and Chief Executive Officer

This proxy statement and the accompanying proxy card are being distributed on or about
March 17, 2006

TABLE OF CONTENTS
Appendix A - Audit Committee Charter
Appendix B - 2006 Stock Option and Equity Compensation Plan

i

PROXY STATEMENT

For Annual Meeting of Shareholders
to be held on April 18, 2006

INTRODUCTION

This Proxy Statement and the accompanying Proxy are furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at it’s Annual Meeting of Shareholders to be held on Tuesday, April 18, 2006, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting were first mailed to shareholders on or about March 17, 2006.

GENERAL INFORMATION

Purpose of the Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon:

•	The election of Messrs. Robert Ballin, Michael E. Heijer, and John H. Rickman to serve as directors of the Company for three-year terms or until their successors have been elected and qualified.

•	Approve the 2006 Stock Option and Equity Compensation Plan

Record Ownership

Shareholders of record as of the close of business on March 3, 2006 (“Record Date”), are entitled to one vote for each share of Common Stock then held. As of the Record Date there were 10,482,860 shares of Common Stock issued and outstanding.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Solicitation of Proxies

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. In addition to the use of the mail, proxies may be solicited by personal interview or telephone by directors, officers and employees of the Company or its bank subsidiary, Pacific Continental Bank (“Bank”). It is not expected that compensation will be paid for the solicitation of proxies.

When a Proxy card is returned properly signed and dated, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy card. Where no instructions are indicated, proxies will be voted FOR the director nominees and FOR the 2006 Stock Option and Equity Compensation Plan.

Voting of Proxies

Shareholders who execute Proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later Proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a Proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a previously granted Proxy.

Voting of Proxies by Shareholders of Record and by Beneficial Owners

A portion of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by the Company through its transfer agent. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

Voting in Person at the Annual Meeting

Shareholders of Record. Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owner. Shares held in street name may by voted in person by you only if you bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Voting on Matters Presented

Election of Directors. The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker nonvotes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

2006 Stock Option and Equity Compensation Plan. The proposal for the Company to adopt the 2006 Stock Option and Equity Compensation Plan requires the affirmative vote FOR of a majority of the shares present and entitled to vote at the Annual Meeting. You may vote for, against or abstain from approving the 2006 Stock Option and Equity Compensation Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote. Shareholders of record will be entitled to one vote per share on this proposal.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the number of directors will be not less than six (6), with the number of directors to be established in accordance with the Company’s Bylaws. The Company’s Bylaws currently provide for a board of eight (8) to twelve (12) directors, with the specific number of directors to be established by board resolution. Through resolution the Board of Directors has currently established the number of directors at nine (9). The Company’s Articles of Incorporation require that the terms of the directors be staggered so that approximately one-third of the total number of directors is elected each year.

The Governance/Nominating Committee has recommended to the Board, and the Board has nominated, Robert Ballin, Michael E. Heijer, and John H. Rickman for election as directors for three-year terms to expire in the year 2009. Messrs. Ballin and Rickman have served as directors of the Company since 1999 and 2003 and directors of the Bank since 1980 and 2003, respectively. Mr. Heijer joined the Board on December 1, 2005, following the acquisition of NWB Financial Corporation. Directors Donald Bick and Ronald Taylor whose terms expire in 2006 will resign effective at the Annual Meeting, as required by the Bylaws that have a mandatory retirement age of 70.

The Board of Directors recommends that you vote FOR the nominees to be elected as directors.

If any of the nominees should refuse or be unable to serve, your Proxy will be voted for such persons as are designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will refuse or be unable to serve. As of December 31, 2005, directors of the Company also served as directors of the Bank.

Nominees for Director with Terms Expiring 2009

Robert Ballin, 64, has been a director of the Company and Bank since 1999 and 1980, respectively, and has served as Chairman of the Board since 2000. Mr. Ballin currently serves as Chairman of Willis, Eugene which is the largest insurance brokerage office between Portland and San Francisco. Among other professional interests, Mr. Ballin has also served on numerous community and philanthropic boards.

Michael E. Heijer, 46, joined the Board on December 1, 2005, following the acquisition of NWB Financial Corporation. Mr. Heijer was a founder of Northwest Business Bank and served on the Boards of Directors of NWB Financial Corporation and Northwest Business Bank until the Company acquired them in November 2005. He has 16 years experience in Pacific Northwest hotel and commercial real estate development and is the owner of GranCorp, Inc., a commercial real estate investment company that he formed in April 1986, with investments in the Pacific Northwest. Mr. Heijer is also a founder and part owner of American Legal Copy, a legal copying business serving the West Coast that was formed in May 1996. He holds a bachelor’s degree in economics from the University of California at Berkeley.

John H. Rickman, 64, has been a director of both the Company and Bank since 2003. Mr. Rickman retired from U.S. Bank in December of 2001, after more than 38 years of service. Prior to his retirement, Mr. Rickman served as President of U.S. Bank, Oregon and head of the bank’s Oregon commercial lending group. Mr. Rickman is involved with numerous civic and professional organizations including: the executive committee of the Portland Chamber, United Way campaign cabinet committee, member of the SOLV-Founders Circle, and Goodwill industries of Columbia-Willamette. He previously served on the board of the Oregon Business Council, the Association for Portland Progress, co-chair of the Oregon Mentoring Initiative, and the Portland Oregon Sports Authority. He is a past chairman of the Oregon Bankers Association.

Directors Retiring in 2006

Donald A. Bick, 70, has been a director of the Company and Bank since 1999, and 1972, respectively. Mr. Bick is an attorney and sole practitioner. From 1963 until 1999, Mr. Bick served as a partner at the law firm Bick & Monte, P.C. From 1971 through 1986, Mr. Bick served as Vice President of Eugene Aircraft Inc., a Piper Aircraft dealership. In addition, Mr. Bick served as a director of Black Butte Ranch, a destination resort property, serving two years as chairman.

Ronald F. Taylor, 69, has been a director of the Company and Bank since 1999, and 1973, respectively. In 1997, Mr. Taylor retired as the General Manager of Willamette Graystone Inc., a Northwest company, which produces and sells concrete and related masonry products. Mr. Taylor served as General Manager for Willamette Graystone for over 25 years.

Continuing Directors

Directors with Terms Expiring 2008

Michael S. Holcomb, 62, has been a director of the Company and Bank since 1999 and 1997, respectively. Mr. Holcomb is the Managing Partner of Berjac of Oregon, a Northwest Premium Financing Company for commercial insurance premiums. Prior to joining Berjac, Mr. Holcomb was a commissioned officer in the United States Air Force. Among other professional interests, Mr. Holcomb is involved in the Downtown Rotary and the Eugene Executive Association.

Donald G. Montgomery, 66, has been a director of the Company and Bank since 1999 and 1996, respectively, Vice Chairman of the Board since 2000 and currently serves as the chair of the Compensation Committee. Mr. Montgomery is currently a private investor. Mr. Montgomery formerly served as the Chief Operating Officer of the Timber Products Company, a privately owned wood products production and sales company. Prior to joining Timber Products, Mr. Montgomery worked for Kings Table International where he retired as Chief Operating Officer in 1985.

Donald L. Krahmer, Jr., 48, has been a director of both the Company and Bank since 2002, and currently serves as the chair of the Audit Committee. Mr. Krahmer is a Shareholder of the law firm Schwabe, Williamson and Wyatt, P.C. specializing in corporate law. Prior to joining Schwabe in 2003, Mr. Krahmer was a partner at Black Helterline, LLP and had held various management positions with Endeavour Capital, PacifiCorp Financial Services, PacifiCorp and U.S. Bancorp. Mr. Krahmer serves as a member of the board of directors of the Portland Business Alliance, and the Oregon Nanoscience and Microtechnologies Institute, which is a joint collaboration among Oregon State University, University of Oregon, Portland State University, and Battelle’s Pacific Northwest National Laboratory (PNNL). In 2005, Mr. Krahmer was appointed to serve as a technical advisor to the Oregon Innovation Council. Mr. Krahmer is a member of the American Bar Association's Business Law Section and its Corporate Governance, Venture Capital and Private Equity and Negotiated Acquisitions committees.

Directors with Terms Expiring 2007

Hal Brown, 52, was elected a director of both the Company and Bank in August 2002 following his July 2002 appointment as President and Chief Executive Officer of the Company and the Bank. Prior to his promotion, Mr. Brown served as the Executive Vice President and Chief Operating Officer of the Company and the Bank from 1999, and prior to that served as the Senior Vice President and Chief Financial Officer of the Company and the Bank from 1996. He began his career with the Bank in 1985 as Cashier. Mr. Brown currently serves on the boards of United Way of Lane County and ShelterCare, an organization serving the housing needs of homeless families and adults with severe and persistent mental disabilities.

Larry Campbell, 65, has been a director of the Company and Bank since 1999 and 1982, respectively. Mr. Campbell is the President of L.G. Campbell Co. Inc., which owns Campbell Commercial Real Estate. He is a past Board Member of the University of Oregon Alumni Association and the Eugene/Springfield Metro Partnership.

Michael D. Holzgang, 48, has been a director of both the Company and Bank since 2002 and currently serves as the chair of the Governance/Nominating Committee. Mr. Holzgang serves as Senior Vice President of Colliers International, a global real estate services firm. Prior to joining Colliers International in 2001, Mr. Holzgang worked with Cushman and Wakefield of Oregon for nearly 20 years. Among other volunteer board service, Mr. Holzgang is the past President of the Boys and Girls Clubs of Portland and currently acts as Chairman of NW Medical Teams International, an organization that coordinates the planning efforts of many voluntary organizations that respond to disasters.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND ITS COMMITTEES

The following sets forth information concerning the Board of Directors and certain Committees of the Company and the Bank for the fiscal year ended December 31, 2005.

Board of Directors

The Company held 10 Board meetings and the Bank held 12 Board meetings in 2005. Each director attended at least 75% percent of the aggregate of (i) the total number of meetings of the Boards of Directors, and (ii) the total number of meetings held by all committees on which he served. During 2005 the Board of Directors met three times in executive session, without management present. The Company does not require, but expects the directors to attend the Annual Meeting of Shareholders, and at the 2005 Annual Meeting of Shareholders all serving directors were in attendance.

The Board has determined that each member of the Board, except for Hal Brown, who is the President and CEO of the Company, meets the applicable SEC requirements and listing standards regarding “independence” required by Nasdaq and that each such director is free of relationships that would interfere with the individual exercise of independent judgment.

Shareholder Communication with the Board of Directors

The Company and the Board of Directors welcome communication from shareholders and have established a formal method for receiving such communication. The preferred method is by e-mail and can be most conveniently done by visiting the Company’s Website and clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com). By further clicking on Shareholder Communications, an e-mail dialog box will be made available for shareholder comments. The e-mail is sent to the Board Chair with a copy sent to the Company’s CEO.

For shareholders who do not have access to the Company’s Website, communications with the Board may also be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Pacific Continental Corporation, P.O. Box 10727, Eugene, Oregon 97440-2727. A copy of such written communication will also be made available to the Company’s CEO.

If the Chairman and the CEO determine that such communications, whether received by e-mail or mail, are relevant to and consistent with the Company’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.

Certain Committees of the Board of Directors

The Company and Bank Boards have jointly established an Audit Committee, Compensation Committee, and a Corporate Governance/Nominating Committee. Each committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. Committee charters are available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s Website (www.therightbank.com).

The following table shows the membership of the various committees during the fiscal year 2005.

Committee Membership

Name	Audit	Compensation	Corporate Governance/ Nominating
Robert Ballin	☐	☐	☑
Donald Bick	☑	☐	☐
Michael Holcomb	☑	☑	☐
Michael Holzgang	☑	☐	☑ *
Donald Krahmer, Jr.	☑ *	☐	☑
Donald Montgomery	☐	☑ *	☑
John Rickman	☐	☑	☑
Ronald Taylor	☑	☑	☐
*Chairman

Audit Committee. The Audit Committee is currently comprised of five directors, each of who is considered “independent” (as defined by the Nasdaq listing standards). The committee operates under a formal written charter, a copy of which is attached as Appendix A. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the independent auditors reporting directly to the Audit Committee. The responsibilities of the Audit Committee include overseeing (i) the integrity of the Company’s financial statements, which includes reviewing the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors and management’s response to such recommendations, and the accounting principles being applied by the Company in financial reporting; (ii) the establishment of procedures for the receipt, retention and treatment of accounting controls; (iii) the reports of bank regulatory authorities and reporting its conclusions to the Board; (iv) the procedures with respect to the records and business practices of the Company and Bank, (v) the adequacy and implementation of the internal auditing, accounting and financial controls; (vi) the independent auditor’s qualifications and independence; and (vii) the compliance with the Company’s legal and regulatory requirements.

The Audit Committee oversees and evaluates the adequacy of the Company’s internal and disclosure controls, but management is responsible for developing and implementing the internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards; then issues a report thereon. The committee’s responsibility is to monitor and oversee this process. The Committee held thirteen meetings during the year. The Board of Directors has determined that director Krahmer meets the definition of “audit committee financial expert” as defined in rules adopted by the Securities and Exchange Commission (SEC) under the Sarbanes Oxley Act of 2002 (the “Sarbanes Act”).

Compensation Committee. The Compensation Committee is currently comprised of four directors, each of whom is considered “independent” (as defined by the Nasdaq listing standards). The Compensation Committee reviews and approves the Company’s retirement and benefit plans, determines the salary and incentive compensation for Mr. Brown and certain other executive officers, and establishes compensation for directors. The Committee held four meetings during the year.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee is currently comprised of five directors, each of whom is considered “independent” (as defined by the Nasdaq listing standards). The committee reviews and considers various corporate governance standards as suggested or required by SEC, Nasdaq and other regulatory agencies. These standards may include Company code of ethics, defining board member expectations, and review of Company committee charters. In addition, the committee recommends to the full Board a slate of director nominees for election at the Company’s annual meeting. The Committee held four meetings during the year.

The Corporate Governance/Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Information Concerning Shareholder Proposals and Director Nominations.” The committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. We do not anticipate that the committee will adopt specific minimum qualifications for committee-recommended nominees, but that the committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills. The Corporate Governance/Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of the Company's market areas.

Compensation of Directors

Director Fees. For the year 2005 and as authorized by the Company’s Bylaws and approved by board resolution, the Company has established a program for director compensation in which each director of the Company receives $1,900 for each regularly scheduled meeting. The Chairman of the Board receives $2,100 for each regularly scheduled meeting. Board members serving on the Audit committee receive $150 for in-person attendance at committee meetings and $100 per scheduled telephone meetings. Board members of other committees receive $100 for meeting attendance. The Chairmen of the Audit, ALCO, Compensation, and Governance/Nominating committees each receive a quarterly retainer of $500. The Chairman of the Executive Committee does not receive a quarterly retainer.

Directors’ Stock Option Plan. The Company maintains a director stock option plan for the benefit of non-employee directors. The plan authorizes the non-employee directors of the Board to administer the plan and to grant nonqualified stock options to non-employee directors of the Company. The plan provides that the exercise price of options granted must be not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant. All options granted under the plan expire not more than ten years from the date of grant and may be fully vested at the time of the grant.

In 1999, the Board adopted and the shareholders approved the current Director Stock Option Plan ("1999 DSOP"), providing for the grant of up to 100,000, (183,333 split-adjusted), shares of the Company’s Common Stock. At the 2003 Annual Meeting, the shareholders approved an amendment to the 1999 Director Stock Option Plan to increase the number of shares available under the plan by an additional 100,000, (166,667 split-adjusted), shares. At December 31, 2005, 151,000 shares remain available for issuance. At the 2006 Annual Meeting, shareholders will vote to approve a new equity compensation plan. If Proposal No. 2 is approved by the requisite vote of the shareholders, the 1999 DSOP will be frozen, no additional options under the 1999 DSOP will be granted, and any remaining shares available for grant will be deregistered.

Directors’ Stock Option Grants. In April 2005, the non-employee directors were awarded, in the aggregate, stock options to acquire 22,500 shares of Company common stock at a per share exercise price of $15.74. The options expire five years from the date of grant and vest over a three year period, with the first 34% vesting on the date of grant, and the remaining vesting at 33% each year thereafter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page shows, as of December 31, 2005, the amount of Common Stock beneficially owned by (a) each director and director nominee; (b) the executive officers named in the compensation table (“named executive officers”); (c) all persons who are beneficial owners of five percent or more of the Company’s Common Stock; and (d) all of the Company’s directors and executive officers as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name	Position with Company	Number of Shares (1)(2)	Percentage of Shares

Executive Officers and Directors
Hal M. Brown	Director, President and Chief Executive Officer	220,298	2.14%
Roger Busse	Executive Vice President, Chief Operating Officer	10,521	*
Mitchell J. Hagstrom	Executive Vice President, Director of Lane County Operations	48,076 (3)	*
Daniel J. Hempy	Executive Vice President, Director of Portland Operations	49,679	*
Michael Reynolds	Executive Vice President, Chief Financial officer	24,942 (4)	*
Robert A. Ballin	Chairman of the Board	432,727	4.22%
Donald A. Bick	Director	49,107	*
Larry G. Campbell	Director	80,560	*
Michael E. Heijer	Director	47,371(5)	*
Michael S. Holcomb	Director	147,880 (6)	1.44%
Michael D. Holzgang	Director	10,835	*
Donald L. Krahmer, Jr.	Director	12,801	*
Donald G. Montgomery	Vice Chairman of the Board	28,415	*
John H. Rickman	Director	15,000	*
Ronald F. Taylor	Director	48,255 (7)	*
Directors and executive officers as a group (19 persons)		1,403,135 (8)	13.24%
* Represents less than 1% of the Company’s outstanding Common Stock

1.
Share amounts include options to acquire shares that are exercisable within 60 days as follows: Ballin 15,501 shares; Bick 10,001 shares; Brown 37,438 shares; Busse 10,521 shares; Campbell 15,501 shares; Hagstrom 20,638 shares; Heijer 10,019 shares; Hempy 41,345 shares; Holcomb 15,501 shares; Holzgang 10,001 shares; Krahmer 10,001 shares; Montgomery 10,001 shares; Reynolds 10,168 shares; Rickman 10,000 shares and Taylor 15,501 shares.

2.
Share amounts include shares of Company common stock “jointly with spouse” as follows: Ballin 161,131 shares; Brown 182,860 shares; Hagstrom 27,054 shares; Heijer 34,469 shares; Hempy 8,334 shares; Holcomb 110,202 shares; Holzgang 834 shares; Reynolds 10,331 shares; and Rickman 5,000 shares.

3.	Includes 384 shares held as custodian for child.
4.	Includes 255 shares held by spouse.
5.	Includes 2,883 shares held as custodian for child.
6.	Includes 15,198 shares held jointly with children.
7.	Includes 12,188 shares held by spouse.
8.	Includes 360,132 shares subject to options that could be exercised within 60 days.
5% Shareholder
Five M Investments, LLC 2100 Kimberly Circle Eugene, OR 97405	558,417	5.46%

MANAGEMENT

Executive Officers who are not Directors

The following table sets forth information with respect to the executive officers that are not director nominees or directors of the Bank, including employment history for the last five years.

Name	Age	Position with Bank and Five Year Employment History	Tenure as an Officer of the Bank
Carol Batchelor	44	Senior Vice President and Director of Human Resources since 2002	1995
Roger Busse	50	Executive Vice President and Chief Operating Officer of Bank since 2005 (1)	2003
Mitchell J. Hagstrom	49	Executive Vice President and Director of Lane County Operations since 2004	1988
Patricia Haxby	55	Senior Vice President and Chief Information Officer since 2002	1985
Daniel J. Hempy	46	Executive Vice President, Director of Portland Operations since 2004 (2)	2002
Casey Hogan	47	Executive Vice President and Chief Credit Officer since 2005	1995
Michael Reynolds	54	Executive Vice President and Chief Financial Officer of Company and Bank since 2004.	1998
Basant Singh	49	Executive Vice President and Director of Seattle Operations since 2005 (3)	2005
(1) Mr. Busse previously worked for US Bank for 25 years serving in a variety of credit administration and commercial lending positions.
(2) Mr. Hempy previously worked at US Bank and was employed by US Bank since 1978.
(3)  Mr. Singh previously served as President and CEO of NWB Financial Corporation and its subsidiary, Northwest Business Bank until       being acquired by the Company in November of 2005.

EXECUTIVE COMPENSATION

The following table sets forth the last three fiscal years compensation received by the Chief Executive Officer and the four most highly compensated principal officers of the Company, whose total compensation during the last fiscal year exceeded $100,000. The Bank pays all compensation of the executive officers.

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Awards	Securities Underlying Options/ SARs(#)(3)	LTIP Payouts	All Other Compensation (4)(5)
Hal M. Brown President and Chief Executive Officer	2005 2004 2003	$215,490 $203,035 $198,715	$118,800 $105,970 $ 87,000	$0 $0 $0	$0 $0 $0	0 12,000 9,375	$0 $0 $0	$ 30,437 $ 26,685 $ 25,505
Roger Busse, Executive Vice President, Chief Operating Officer	2005 2004 2003	$141,629 $124,827 $100,160	$ 70,000 $ 50,200 $ 55,000	$0 $0 $0	$0 $0 $0	0 10,000 36,104	$0 $0 $0	$ 26,777 $ 15,987 $ 6,596
Mitchell J. Hagstrom, Executive Vice President, Director of Lane Cnty Operations	2005 2004 2003	$115,534 $103,157 $ 99,202	$ 50,250 $ 41,300 $ 38,000	$0 $0 $0	$0 $0 $0	0 10,000 9,375	$0 $0 $0	$ 24,299 $ 19,716 $ 18,260
Daniel J. Hempy Executive Vice President, Director of Portland Operations	2005 2004 2003	$162,754 $161,140 $157,923	$ 67,350 $ 62,900 $ 42,000	$0 $0 $0	$0 $0 $0	0 10,000 10,929	$0 $0 $0	$ 29,173 $ 25,471 $ 16,604
Michael Reynolds Executive Vice President, Chief Financial Officer	2005 2004 2003	$110,339 $ 99,624 $ 96,266	$ 51,800 $ 39,000 $ 37,000	$0 $0 $0	$0 $0 $0	0 10,000 7,500	$0 $0 $0	$ 15,580 $ 14,885 $ 15,558

1.	Bonus accrued during the 2005 fiscal year and paid in 2006.
2.
Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2005 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

3.	Adjusted to reflect the September 2004 5-for-4 and September 2003 4-for-3 stock splits and 10% stock dividends paid in 2004 and 2003.
4.
Includes contributions accrued by the Bank during 2005 for the benefit of Messrs. Brown, Busse, Hagstrom, Hempy, and Reynolds in the amounts of $21,042, $14,175, $11,560, $16,626 and $11,040, respectively, pursuant to the Bank’s 401(k) Profit Sharing Plan.

5.	Includes insurance premiums paid by the Bank during 2005 on behalf of Messrs. Brown, Busse, Hagstrom, Hempy and Reynolds in the amounts of $9,395, $12,602, $12,738, $12,547, and $4,540, respectively.

Stock Option Grants. There were no individual grants of stock options under the stock option plans awarded to the named executive officers during the year ended December 31, 2005.

Stock Option Exercises. The table on the following page sets forth certain information concerning exercises of stock options pursuant to the Company’s stock option plans by the named executive officers during the year ended December 31, 2005 and stock options held at year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES
Name	Shares Acquired on Exercise (1)	Value Realized	Number of Unexercised Options at Year End		Value of Unexercised Options at Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hal M. Brown	18,333	$199,660	37,438	19,938	$ 258,147	$ 68,597
Roger Busse	0	0	10,521	18,854	41,766	64,430
Mitchell J. Hagstrom	6,383	56,667	20,638	14,271	125,741	34,889
Daniel J. Hempy	0	0	41,344	12,916	340,765	60,357
Michael Reynolds	4,166	31,953	10,168	13,333	46,169	31,069

1.	As adjusted for subsequent stock splits.
2.
On December 31, 2005, the closing market price of the Common Stock was $ 15.89. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between the estimated market price and the exercise price of the stock option multiplied by the number of stock option shares.

Executive Agreements

Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or the Bank. These summaries are qualified in their entirety by the individual agreements.

Hal Brown Employment Agreement. During 2002, the Bank and Company entered into an Employment Agreement (“Agreement”) with Hal Brown, who was elected to the Board of Directors and appointed President and Chief Executive Officer in 2002. The initial Agreement was for a term of three years, expiring on April 30, 2005. Annually, unless action is taken by the board otherwise, the term of the Agreement is extended for an additional one-year period, reestablishing a term of three years. The board took no such action during 2005, resulting in an extension of the original expiration date to April 30, 2008. Mr. Brown’s salary under his current agreement is $216,000, with a cash bonus opportunity. In the event Mr. Brown is terminated before the term ends for “good reason” or by the Company or the Bank, without “cause,” Mr. Brown will be entitled to receive compensation (including any bonus earned) and benefits in the amounts that they would have received had they been employed, for a period of 12 months from the date of termination. In addition, the Agreements provide for severance payments in the event employment is terminated (i) voluntarily or involuntarily within one year after a change in control (as defined); or (ii) involuntarily within one year prior to the occurrence of a change of control. In the event of a change in control, executive will be eligible to receive a lump sum payment equal to a multiple of two and one half times of the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with the change in control; and in the case of an involuntary termination following a change of control, the continuation of certain benefits, including portions of medical and dental insurance premiums, for a period of one year. Solely for purposes of illustration, the change in control severance benefit available to Mr. Brown under his employment agreement would be approximately $837,000 if a change in control occurs by the end of 2006 and if his employment terminates immediately before or after the change in control. Payments made under Mr. Brown’s agreement are limited to the provisions of Section 280G(b)(2)(A) of the Internal Revenue Code.

Executive Severance Agreements. During 2005, the Bank entered into Severance/Salary Continuation Severance Agreements with executive officers Messrs. Busse, Hagstrom, Hempy, and Reynolds. Under these agreements, Messrs. Busse and Reynolds are entitled to receive a Change in Control Payment in the event (i) they remain employed with the Company and the Bank through the closing of a Change in Control or (ii) the Company or the Bank terminates Messrs. Busse or Reynolds without cause or Messrs. Busse or Reynolds resign for good reason before a Change in Control, and, within twelve months thereafter, the Company or the Bank enters into an agreement or an announcement is made regarding a Change in Control. The single cash payment is equal to one times Messrs. Busse or Reynolds’ executive compensation. In case of a termination event after a Change in Control, Messrs. Busse and Reynolds are also entitled to a salary continuation payment, payable in a lump sum, equal to twelve months of Messrs. Busse or Reynolds’ Post Change in Control Salary (as defined). Messrs. Hagstrom and Hempy are entitled to receive a Change in Control Payment in the event (i) they remain employed with the Company and the Bank through the closing of a Change in Control or (ii) the Company or the Bank terminates Messrs. Hagstrom or Hempy without cause or Messrs. Hagstrom or Hempy resign for good reason before a Change in Control and within twelve months thereafter the Company or the Bank enters into an agreement or an announcement is made regarding a Change in Control. The single cash payment is equal to one-half times their respective compensation. In case of a termination event after a Change in Control, Messrs. Hagstrom and Hempy are also entitled to a salary continuation payment, payable in a lump sum, equal to eighteen months of Messrs. Hagstrom or Hempys’ Post Change in Control Salary. Payments made under Messrs. Busse, Reynolds, Hagstrom and Hempys’ respective agreements are limited to the provisions of Section 280G(b)(2)(A) of the Internal Revenue Code.

Solely for purposes of illustration, the maximum change in control severance benefit available to Messrs. Busse, Hagstrom, Hempy, and Reynolds under their respective agreements would be approximately $420,000, $336,000, $456,019, and $327,600 if a change in control occurs by the end of 2006 and if their employment terminates immediately before or after the change in control.

Stock Option Plans

The Company maintains an Incentive Stock Option Plan for the benefit of employees of the Bank that is administered by the Company’s Compensation Committee. The 1999 Plan, which has a term of ten years, provides for granting to employees of the Bank options that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options. In 1999, the Board adopted and the shareholders approved the current 1999 Employee Stock Option Plan ("1999 Plan") providing for the grant of up to 500,000 (916,667 split-adjusted), shares of the Company’s Common Stock. At the 2003 Annual Meeting the shareholders approved an amendment to the 1999 Plan to increase the number of shares available under the plan by an additional 500,000, (833,333 split-adjusted), shares. At December 31, 2005, 570,671 shares remain available for future issuance.

At the 2006 Annual Meeting shareholders will vote to approve a new equity based compensation plan. If Proposal No. 2 is approved by the requisite vote of the shareholders, the 1999 Plan will be frozen, no additional options under the 1999 Plan will be granted, and any remaining shares available for grant will be deregistered.

In connection with the acquisition of NWB Financial Corporation (“NWB Acquisition”) the company adopted NWB Financial Corporation’s Employee Stock Option Plan and Director Stock Option Plan (collectively, the “NWB Plans”). No further grants will be made under the NWB Plans.

The following table summarizes information regarding the Company’s equity compensation plans.

Equity Compensation Plan Information

	Year Ended December 31, 2005
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(2) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in column (a)) (3) (c)
Equity compensation plans approved by security holders	1,114,232	$ 10.82	721,671
Equity compensation plans not approved by security holders	0	$0	0

1. As adjusted to reflect subsequent stock splits and stock dividends.

2. Includes 219,599 shares reserved for issuance under the NWB Plans that were assumed by the Company in connection with the NWB     Acquisition. No additional shares are available for future issuance under these plans.

3. The material terms of the Company’s equity compensation plans are described above.

401(k) Profit Sharing Plan

The Bank has a 401(k) Profit Sharing Plan ("401(k) Plan") covering substantially all employees. An employee must be at least 18 years of age and have one year of service with the Bank to be eligible for the 401(k) Plan ("Effective Date"). Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law. At the discretion of the Board, the Bank may also elect to pay a discretionary matching contribution equal to a percentage of the amount of the salary deferral made by the participant. The 401(k) Plan provides that contributions made are 100% vested immediately upon the participant’s Effective Date. During 2005, the amount accrued by the Bank for the benefit of employees under the 401(k) Plan totaled $534,862. The Bank acts as the Plan Administrator of the 401(k) Plan. The 401(k) Plan’s trustees determine general investment options. The 401(k) Plan participants make specific investment decisions.

Committee Reports

Compensation Committee Report

The Compensation Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The following is a report of the Compensation Committee of the Board of Directors, which is responsible for establishing and administering the Company’s Executive and Director Compensation Programs. The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements as defined under the Nasdaq listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com). The following report includes specific matters relating to compensation during the year 2005.

Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company’s annual and long-term compensation plans align the interests of the shareholders with those of executive management. The key elements of this philosophy are designed to enhance overall shareholder value and to:

*	Attract and retain highly qualified executive officers;
*
Establish compensation plans which deliver salary and incentive based compensation proportionate to the Company’s performance, as measured by operating, financial and strategic objectives and which are competitive in the marketplace; and

*	Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners.

Components of Executive Compensation. The Company structures executive base salaries to be competitive within the marketplace, both for similarly sized financial institutions and similarly complex organizations regardless of industry. Additional incentive based compensation is provided to recognize and reward individual and Company performance relative to certain Company objectives. The Company goals are a combination of operating, financial and strategic objectives that are considered to be critical to the Company’s goal of building long-term shareholder value. Specific measurements include loan and deposit growth, asset quality, return on average assets, return on average equity, revenue increases, expense control, growth in earnings per share and regulatory ratings. Other factors considered in making executive compensation determinations include customer satisfaction, new business creation, total stockholder return, the development of employees and the fostering of teamwork and other Company values.

Incentive based compensation programs include annual performance based bonus opportunities, stock option grants, and employer contributions to the 401(k)/Profit Sharing Plan. The Company’s incentive bonus program is administered by the Compensation Committee. Dollars for the bonus program are accumulated based on the earnings of the Company. For the year 2005, annual bonus opportunities were accrued as a percent of the executive’s base salary and awarded depending on individual performance and the Company’s results related to the accomplishment of specific strategic goals.

The Company’s current long-term incentive program consists of the amended 1999 Stock Option Plan and is administered by the Compensation Committee. The Committee believes executives who own shares of the Company’s Common Stock are more closely aligned with the long-term objectives of all shareholders. Stock option grants are established at the then fair market value of the Company’s Common Stock, thereby providing an incentive for executives to build shareholder value. Executives receive value from these grants if the Company’s Common Stock appreciates over the term of the grant. When granting stock options the Committee considers the dilutive effect such grants have on existing shareholder ownership. Factors such as overhang ratios and run rates are evaluated against other public companies of comparable size and/or industry.

The Company’s 401(k)/Profit Sharing Plan provides additional performance incentive. Company employer matches are discretionary and are administered by the Compensation Committee. Eligible employees may contribute a portion of their salary as a 401(k) contribution. Annually the Committee determines the degree to which eligible contributions are matched. The Committee has historically tied the employer match percentage to bank performance, specifically to the return on average assets.

The Company does not currently offer any deferred compensation plans or defined retirement benefits.

In determining executive salaries, including the Chief Executive Officer, the Committee reviews all components of compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, and the actual projected payout obligations under several potential severance and change-in-control scenarios.

Compensation for the Chief Executive Officer. Hal Brown has served as President, Chief Executive Officer and a Director of the Company since July 2002. In establishing Mr. Brown’s compensation for 2005, the Compensation Committee used the executive compensation components described above in the same manner as they were applied to other executives. Prior to 2005, in addition to his compensation as President and Chief Executive Officer, Mr. Brown received compensation as a director. The Committee concluded that beginning in 2005, only outside directors are eligible to participate in director compensation plans. Therefore, beginning in 2005, Mr. Brown no longer received compensation as a director. The Committee considered the Company’s operating, financial and strategic goals, including loan and deposit growth, asset quality, return on average assets and average equity, revenue increases, expense controls, growth in earnings per share, regulatory ratings and the efforts associated with the successful acquisition of NWB Financial Corporation. Considering all of these factors, which were not specifically weighted, during 2005 the Committee recommended, and the Board approved, an increase in Mr. Brown’s salary to $216,000 and awarded a 2005 performance bonus of $118,800 (expensed in 2005, but paid in 2006.) For the year 2005 Mr. Brown’s cash compensation (salary and bonus) totaled $332,690 a 7.7% increase when compared to 2004 total cash compensation of $309,005.

Compensation for Outside Directors. During 2005 the Committee adjusted director compensation. The Committee evaluated “best practices” of other public reporting companies and adopted several changes effective January 1, 2005. Most significant was the elimination of a director incentive bonus. Also in recognition of the extra preparation and time requirements, committee chairs receive a $500 quarterly chair retainer. Additionally, board and committee meeting fees were increased. Directors receive $1,900 ($2,100 for the board chairman) for attending board meetings and fees of $100 to $150 for attending assigned committee meetings.

Compensation Committee
Donald G. Montgomery (Chairman)
Michael S. Holcomb
John Rickman
Ronald F. Taylor

Audit Committee Report

The Audit Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such

The following is a report of the Audit Committee of the Board of Directors, which is responsible for establishing and administering the Company’s internal controls. The Board of Directors has determined that all of the members of the Audit Committee meet the independence requirements as defined under the Nasdaq listing standards and reaffirmed that each member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. The Board of Directors has determined that director Krahmer meets the definition of “audit committee financial expert” as defined by Item 401 of Regulation S-K. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is attached as Appendix A to the 2006 Proxy Statement, and is also available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com).

The Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based on the Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee determined to include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

During 2005, the Audit Committee approved a proposal for the creation of a Director of Internal Audit position within the Bank. The new Director of Internal Audit will be managing the overall operations of auditing within the bank as well as coordinating any external auditing functions for the Bank. The Director of Internal Audit reports directly to the Audit Committee of the Bank’s board of directors.

Audit Committee
Donald L. Krahmer, Jr., (Chairman)
Donald A. Bick
Michael S. Holcomb
Michael Holzgang
Ronald F. Taylor

Corporate Governance/Nominating Committee Report

The Compensation Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The following is a report of the Corporate Governance/Nominating Committee of the Board of Directors, which is responsible for the Company’s review and consideration of corporate governance standards and for establishing the annual ballot for director nominees. The Board of Directors has determined that all of the members of the Corporate Governance/Nominating Committee meet the independence requirements as defined under the Nasdaq listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com).

The Corporate Governance/Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics new Board members should possess as well as the composition of the Board as a whole. This review includes an assessment of the absence or presence of material relationships with the Company which might impact independence, as well as consideration of diversity, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and the Company, and such other criteria as the Committee shall determine to be relevant at the time. The Corporate Governance/Nominating Committee recommends nominees for directorships to the Board in accordance with the foregoing and the policies and principles in its charter.

Philosophy and Responsibilities. The key elements of the philosophy underlying director responsibilities are:

•	The Board will have a majority of outside directors.
•	All outside directors will, in the business judgment by the Board, meet the criteria for independence required by Nasdaq for continued listing and all other applicable legal requirements.
•	The Board believes in the separation of the offices of Chairman and the Chief Executive Officer.
•
The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors.

•
Directors are expected to attend Board meetings, the Annual Meeting of Shareholders, and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Director Candidates: The Committee will recommend to the board the number of director positions required for the forthcoming year. When considering director nominations the Corporate Governance/Nominating Committee will give equal consideration to director candidates nominated by shareholders and the Committee’s own candidates, provided that the shareholder recommendations are made in accordance with the procedures described in this Proxy Statement under “INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.” Candidates will be interviewed by the Committee (any expenses are the responsibility of the candidate) to evaluate the candidate’s competencies, business acumen, community visibility, Company share ownership, and such other criteria as the Committee shall determine to be relevant at the time. Current directors standing for reelection are not required to participate in an interview process.

Nominees for Director. In considering the director slate to be recommended to shareholders at the 2006 Annual Meeting of Shareholders, the Committee recommended establishing the current number of directors at nine. Four director terms expire in 2006. Current directors Ballin and Rickman have expressed a desire to continue service while current directors Bick and Taylor will retire as required by the Company’s bylaws. The Committee has recommended to the board that Messrs. Ballin and Rickman be nominated for reelection with three-year terms to expire in 2009.

Director Heijer. Director Heijer was appointed to the board of both the Company and the Bank at the regular board meetings of December 20, 2005. Mr. Heijer was formerly the chairman of the board for NWB Financial and Northwest Business Bank that were acquired by Pacific Continental Corporation on November 30, 2005. During negotiations the Committee offered, and Mr. Heijer accepted, the directorship appointment and the Committee’s commitment to nominate Mr. Heijer for election with a three-year term to expire in 2009.

Directors Bick and Taylor. Directors Bick and Taylor have served on the board since 1972 and 1973, respectively. At the 2006 Annual Meeting of Shareholders, and in accordance with the Company’s director retirement bylaws, Messrs. Bick and Taylor will retire from the board. The board and management wish to express their sincerest appreciation for the years of faithful service provided the Bank and Company.

Corporate Governance/Nominating Committee
Michael Holzgang (Chairman)
Donald L. Krahmer, Jr.
Robert A. Ballin
Donald G. Montgomery
John Rickman

STOCK PERFORMANCE GRAPH

The above graph and following table compares the total cumulative shareholder return on the Company’s Common Stock, based on reinvestment of all dividends, to the cumulative total returns of the Russell 2000 Index and SNL Securities $500 to $1 Billion Bank Asset Size Index. The graph assumes $100 invested on December 31, 2000, in the Company’s Common Stock and each of the indices.

		December 31,
Index	2000	2001	2002	2003	2004	2005
Pacific Continental Corporation	100.00	161.64	189.39	282.88	357.31	366.85
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26

PROPOSAL NO. 2 - APPROVAL OF 2006 STOCK OPTION AND EQUITY COMPENSATION PLAN

The Board of Directors adopted the Pacific Continental Corporation 2006 Stock Option and Equity Compensation Plan (the “2006 Plan”) on February 21, 2006. The 2006 Plan is subject to shareholder approval at this Annual Meeting. Below is a summary of the principal provisions of the 2006 Plan and its operation. A copy of the 2006 Plan is set forth in full in Appendix B to this Proxy Statement, and the following description of the 2006 Plan is qualified in its entirety by reference to the full text of the plan.

Background

The Board of Directors has adopted the 2006 Plan as the preferred vehicle for making future awards of equity-based incentive compensation to eligible employees and directors of the Company and its affiliates. The Company’s shareholders are being asked to approve the 2006 Plan as a successor to the Company’s 1999 Plan and the 1999 DSOP. If the 2006 Plan receives shareholder approval, the Company will register with the SEC, on Form S-8 Registration Statement, 500,000 shares of Company common stock (“Shares”) that would be subject to issue under the 2006 Plan, which as of the Record Date represent approximately 4.8% of the issued and outstanding shares of the Company. In view of the number of employees of the Company and its subsidiary, its recent acquisition and the fact that the Company may, in the future, make further acquisitions resulting in the hiring of additional employees, the Board of Directors recognizes the need for this number of Shares which may be issued pursuant to the 2006 Plan.

Further, if the 2006 Plan receives shareholder approval, the Company intends to freeze both the 1999 Plan and the 1999 DSOP and deregister, before the plans expire, the remaining shares that could have been issued under the respective 1999 plans. As of the Record Date, options to acquire an aggregate of 721,671 shares remain available for future grant under the two plans: 570,671 and 151,000 for the 1999 Plan and the 1999 DSOP, respectively.

The 2006 Plan’s principal difference from the 1999 plans relates to the greater flexibility that the 2006 Plan will provide with respect to the types of awards that could be made. The 1999 plans focused on stock options, while the 2006 Plan would allow grants not only in the form of stock options, but also in the form of stock appreciation rights, restricted stock, and restricted stock units. These types of awards are described below and are referred to collectively as “awards”.

The Board of Directors believes that the approval of the 2006 Plan is a critical factor in attracting, retaining and motivating employees and directors of the Company and its affiliates. The Board believes that the Company needs the flexibility both to have shares available for future equity-based awards, and to make future awards in a form other than stock options. Before granting any awards, the Company will carefully consider the effect of newly adopted financial accounting standards that relate to the financial expense arising from awards. One of the purposes in adopting the 2006 Plan is to provide the Company with the flexibility to be competitive in its marketplaces and best address changing accounting treatment of equity-based compensation.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the Annual Meeting and voting on this proposal is required to approve the proposal.

The Board of Directors unanimously recommends that the Company’s shareholders vote “FOR” approval of the 2006 Plan.

Description of the 2006 Plan

General. The 2006 Plan provides for the issuance of options that qualify as “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. Under the 2006 Plan, an “Award” will mean the grant of a stock option, restricted share, stock appreciation right or restricted stock unit. Directors, officers, and employees of the Company and its affiliates may be granted Awards, though only employees may receive stock options classified as “incentive stock options.”

Administration of 2006 Plan. The 2006 Plan will be administered by a committee of at least three Directors (the “Committee”), each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the 2006 Plan, to determine when and to whom to make grants under the plan, the type of award, and the number of shares to be covered by the grants, the fair market value of shares, the terms of the grants, which includes the exercise price of the shares of common stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2006 Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates.

Awards Granted Under 2006 Plan

Options. Options granted under the 2006 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”); provided that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

All options granted under the 2006 Plan provide that the option exercise price is equal to the fair market value of the shares subject to the option at the time of grant and expire at such time as determined by the Committee; provided, however, that incentive stock options will expire no later than 10 years from the date of grant. The option exercise price is payable in cash or other consideration, including Company common stock. In the event of a Shareholder-Employee (defined as an employee owning 10% or more of the outstanding shares of the Company), the ISO exercise price will be at least 110% of the fair market value of the common stock on the date of grant, and will expire five years from the date of grant.

Restricted Stock Award. Restricted Stock Award means a share of common stock issued to an employee or director under the 2006 Plan that is subject to restrictions and conditions. The Restricted Stock Award will be evidenced by a written agreement that shall contain terms and conditions consistent with those of the 2006 Plan. Certificates representing the award may be held in escrow. Shares of common stock that are part of an award will vest upon satisfying such conditions as the Committee may determine, including, for example, completing a specified number of years of service and/or attaining performance goals. For example, the Committee may determine that such shares will vest over a period of four years from the date of grant (with 25% vesting on the first anniversary of the grant and 25% on each subsequent anniversary), provided the grantee is employed by the Company on each of such anniversary dates. The Committee may also determine that none of such shares will vest until the grantee has been employed by the Company for four years, at which time 100% of such shares will vest. The Committee may determine to use a shorter or longer vesting period than four years. An Employee holding a Restricted Stock Award (both vested and unvested) will have the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the shares subject to the award.

Restricted Stock Unit. A Restricted Stock Unit means the right to receive a payment in cash or common stock in an amount equal to the fair market value of the common stock on the date of exercise of the right to receive payments under the Restricted Stock Unit. A Restricted Stock Unit will be evidenced by a written agreement that shall contain terms and conditions consistent with those of the 2006 Plan. Restricted Stock Units will vest upon satisfying such conditions as the Committee may determine, including, for example, completing a specified number of years of service or attaining performance goals similar to those described in the section under Restricted Stock Award. An employee or director holding a Restricted Stock Unit will have none of the rights of a shareholder (including the payment of cash dividends) until such time as shares, if any, are actually issued. Upon termination of employment, any unvested portion of a Restricted Stock Unit will be forfeited.

Stock Appreciation Right. A Stock Appreciation Right means the right to receive payment in cash or common stock in an amount equal to the excess of the fair market value of the common stock on the date of exercise of the right to receive payments under the Stock Appreciation Right and the fair market value of the common stock at the time of grant. The Stock Appreciation Right will be evidenced by a written agreement that shall contain terms and conditions consistent with those of the Amended Plan. Stock Appreciation Rights will vest upon satisfying such conditions as the Committee may determine, including, for example, completing a specified number of years of service or attaining performance goals similar to those described in the section under Restricted Shares. An employee or director holding a Stock Appreciation Right will have none of the rights of a shareholder (including the payment of cash dividends) until such time as shares, if any, are actually issued. Upon termination of employment, any unvested portion of a Stock Appreciation Right will be forfeited.

Repricing of Stock Options.  The 2006 Plan does not allow for the exercise price of outstanding options to be changed, except (i) with the approval of shareholders; or (ii) as may be required under the terms of the 2006 Plan in connection with a change in the capital structure of the Company, such as a stock split or stock dividend, subdivision or consolidation, or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent or distribution if specifically permitted by the plan.

Certain Corporate Transactions. Subject to any required action by the shareholders, the number of shares of common stock subject to awards, the number of shares of common stock available for grants under additional awards, the exercise price for shares of common stock specified in each outstanding Option, and the value of common stock used to determine amounts required to be paid under Restricted Stock Units and Stock Appreciation rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares of common stock effected without receipt of consideration by the Company. In the event of a merger or other reorganization whereby the Company is not the surviving entity, all awards shall immediately vest as of the date of the closing of such transaction, unless the Committee elects to vest the awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace awards with rights to its shares that confer substantially the same benefits as those represented by the awards, as determined by the Committee, then the awards shall not vest but shall be so replaced. The Committee shall notify each grantee in writing of any action to vest or replace awards hereunder not less than sixty (60) days prior to the expected closing date of the transaction that prompts such action.

Term of the 2006 Plan; Amendments or Termination. The Plan has an unlimited duration; provided, however, that the Board of Directors has the authority to terminate the Plan at any time and incentive stock options may not be granted more than 10 years after the earlier of the date the Plan is adopted or approved by the shareholders. The Plan may be amended by the Board of Directors without shareholder approval, except that no such amendment may (i) increase the number of shares that may be issued pursuant to the Plan, or (ii) modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations. All granted but unexercised options under the existing Plan will remain outstanding for their respective terms.

Tax Consequences

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the 2006 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Incentive Stock Options. Holders of incentive stock options incur no federal income tax (other than potential alternative minimum tax) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold at a gain, the holder incurs tax at capital gain rates, provided the stock is treated in its hands as a capital asset. The Company will generally not be entitled to a deduction for any amount relating to stock issued under an incentive stock option. The exercise price of incentive stock options may be no less than the fair market value of the common stock of Pacific at the time of grant.

Although there is no limit on the aggregate fair market value of stock that can be subject to an incentive stock option, to the extent the fair market value of stock (measured at the date of grant) with respect to which the option becomes exercisable for the first time during a calendar year exceeds $100,000, then the option shall be treated as a nonqualified stock option to the extent of the excess. For example, if an option that otherwise qualifies as an incentive stock option is granted in the current calendar year to acquire 20,000 shares at an exercise price of $10 per share (the fair market value of the stock at the time the option is granted) and the option can be exercised to acquire all 20,000 shares in the current calendar year, then the option will be treated as an incentive stock option with respect to 10,000 shares and a nonqualified stock option with respect to the remaining 10,000 shares. On the other hand, if the option is granted in the current calendar year, but it provides that it can be exercised to acquire 10,000 shares in the current calendar year and 10,000 shares in the following calendar year, then the option will be treated as an incentive stock option with respect to all 20,000 shares, even if the grantee chooses to not exercise any part of the option in the current calendar year and instead waits until the following calendar year to exercise the option to acquire 20,000 shares.

Nonqualified Stock Options. The holder of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The holder is taxed on the excess of (i) the fair market value of the stock (measured on the date of exercise) acquired upon exercise of the option over (ii) the option exercise price. The income is taxable at ordinary income rates and the Company is entitled to a deduction for the amount included by the holder in income. The exercise price of nonqualified options granted under the Plan may be no less than the fair market value of the common stock of Pacific at the time of grant.

Restricted Stock Awards. A grantee of Restricted Stock will generally not be subject to federal income tax with respect to the stock at the time of grant if the stock is subject to a substantial risk of forfeiture. Instead, the grantee is subject to federal income tax with respect to such stock in the taxable year in which the stock is transferable or is no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the stock at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the stock. In lieu of the foregoing, a grantee of restricted stock can make a special election under Section 83(b) of the U.S. Internal Revenue Code to include in gross income, for the taxable year in which the stock is granted, the excess of the fair market value of the stock at the time of grant over the amount (if any) paid for the stock. The Company is entitled to a deduction for the amount included by the grantee in income.

Restricted Stock Units. The grant of a Restricted Stock Unit will result in no income to the grantee or deduction for the Company until such time as payments are actually made to the grantee under the Restricted Stock Unit. At the time the Company makes such payment, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the grantee. Income tax withholding would be required.

Stock Appreciation Rights. The grant of a Stock Appreciation Right will result in no income to the grantee or deduction for the Company until such time as payments are actually made to the grantee under the Stock Appreciation Right. At the time the Company makes such payment, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the grantee. Income tax withholding would be required.

TRANSACTIONS WITH MANAGEMENT

The Bank has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collection or present other unfavorable features. All such loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and in the opinion of management, do not involve any undue credit risk to the Bank.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Bank and all persons who beneficially own more than 10 percent of the Company’s Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company’s securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

Based solely upon the Company’s review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2005, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis.

AUDITORS

Moss Adams LLP, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 2005. Representatives of Moss Adams LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

The Audit Committee approved a change in auditors at a meeting held on November 9, 2004. At that meeting, the Audit Committee appointed Moss Adams LLP to serve as the Company’s independent public accountants, effective January 1, 2005. Moss Adams LLP replaced Zirkle Long Trigueiro & Ward L.L.C. (“ZLT&W”). Pursuant to written notice dated November 8, 2004, ZLT&W declined to stand for re-appointment after completing the Company’s audit for the fiscal year ended December 31, 2004.

Neither of the reports from Moss Adams LLP or ZLT&W for the fiscal years ended December 31, 2005 and December 31, 2004, respectively, contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2003 and 2002 and from December 31, 2003 through November 8, 2004, the effective date of ZLT&W’s notice that it had declined to stand for re-appointment, there were no disagreements between the Company and ZLT&W on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused ZLT&W to make reference to the subject matter of such disagreements in connection with its report.

For the years December 31, 2005 and 2004, respectively, neither Moss Adams LLP nor ZLT & W advised the Company of any of the following matters:

1.	That the internal controls necessary for the Company to develop reliable financial statements did not exist;

2.
That information had come to their attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

3.
That there was a need to expand significantly the scope of the audit of the Company, or that information had come to Moss Adam’s attention during the year ended December 31, 2005 or to ZLT & W’s attention during the year ended December 31, 2004, that if further investigated: (i) may materially impact the fairness or reliability of either: a previously-issued audit report or underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) may cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, Moss Adams did not so expand the scope of its audit or conduct such further investigation; or

4.
That information had come to their attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

ZLT & W furnished a letter to the SEC dated November 8, 2004 stating that it agreed with the above statements, a copy of which is attached as Exhibit 16 to the report filed by the Company with the SEC.

During the two years ended December 31, 2003 and 2002 and from December 31, 2003 through November 8, 2004, the date on which Moss Adams LLP was engaged to be the Company’s independent accountant, neither the Company nor anyone on its behalf had consulted Moss Adams LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

Fees Paid to Independent Accountants

The following tables set forth the aggregate fees charged to the Company by Moss Adams LLP, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2005 fiscal year and for other services rendered during the 2005 fiscal year and by ZLT&W, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2004 fiscal year and for other services rendered during the 2004 fiscal year.

Moss Adams

Fee Category	Fiscal 2005	% of Total	Fiscal 2004	% of Total
Audit Fees	$55,194	61%	$37,369	100%
Audit-Related Fees	7.290	8%	0	--
Tax Fees	1,028	1%	0	--
All Other Fees	27,383	30%	0	--
Total Fees	$90,895	100%	$37,369	100%

ZLT & W

Fee Category	Fiscal 2005	% of Total	Fiscal 2004	% of Total
Audit Fees	$89,688	85%	$84,68	77%
Audit-Related Fees	1,035	1%	15,986	14%
Tax Fees	12,929	12%	9,571	9%
All Other Fees	2,195	2%	0	--
Total Fees	$105,847	100%	$110,238	100%

Audit Fees. Audit fees paid in 2005 to ZLT & W were associated with services rendered in 2004 for the 2004 audit. The fees billed to the Company by Moss Adams and ZLT & W were for professional services rendered in connection with the audit of our financial statements and review of internal control over financial reporting, interim financial statements included in the Company’s Form 10-Q’s, and services to the Company in connection with statutory or regulatory filings. The approximately amount of fees attributable to Section 404 of the Sarbanes Act for fiscal years 2005 and 2004 was $50,763 and $19,216, respectively.

Audit-Related Fees. Consists of fees paid to Moss Adams principally due to travel expense.

Tax Fees. Consists of fees billed for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees primarily due to consulting expenses on various topics.

For the fiscal year 2005 the Audit Committee considered and deemed the services provided by Moss Adams LLP and Zirkle Long Trigueiro & Ward LLC compatible with maintaining the principal accountant’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

At the Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may submit proposals for consideration at future annual shareholder meetings, including director nominations.

Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s annual meeting, the written proposal must be received by the Company no later than November 17, 2006 and should contain such information as is required under the Company’s Bylaws. Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. No shareholder proposal from the floor will be considered at the annual meeting. In addition, if we receive notice of a shareholder proposal after November 17, 2006, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Director Nominations

The Company’s Bylaws provide for the nomination of director candidates by Company shareholders. In order to recommend that the Corporate Governance/Nominating Committee consider a person for inclusion as a director nominee in the Company’s proxy statement for next year’s annual meeting, the Company must receive a recommendation no later than November 17, 2006. In addition, the notice of recommendation must meet all other requirements contained in the Company’s Bylaws. Such recommendation should be sent to the attention of the Secretary of the Company, and should contain the following information: (a) the name and address of each proposed nominee and the number of shares of Company stock held by such nominee; (b) the principal occupation of each proposed nominee; (c) a description of any arrangements or understandings between the nominee and the nominating shareholder pursuant to which the nomination is being made; (d) your name and address; (e) the number of shares of Company stock that you own; and (f) a consent of the nominee agreeing to the nomination. The presiding officer of the meeting may disregard your nomination if it does not contain the above information and otherwise meet the requirements set forth in the Company’s Bylaws.

Copy of Bylaw Provisions

You may contact the Company’s Corporate Secretary at the Company’s main office for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

AVAILABLE INFORMATION

The Company currently files periodic reports and other information with the SEC. Such information and reports may be obtained as follows:

•
Read and copied at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D. C. 20549. (You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.)

•	On the SEC Internet site at .

•	Accessing the Bank’s website at . Additional information, including recent press releases, is also available on the Bank’s Website.

REPORTS TO SHAREHOLDERS

A copy of the 2005 Annual Report on Form 10-K is included with this Proxy Statement. Written requests for the Company’s Annual Report or Quarterly Reports or other information requests should be addressed to Michael Reynolds, Executive Vice President and Chief Financial Officer of Pacific Continental Bank, at P.O. Box 10727, Eugene, Oregon 97440-2727.

                                    By Order of the Board of Directors

Eugene, Oregon	HAL BROWN
March 17, 2006	President and
Chief Executive Officer

Appendix A

AUDIT COMMITTEE CHARTER

PACIFIC CONTINENTAL CORPORATION

PACIFIC CONTINENTAL BANK

I. PURPOSE

The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring and reviewing: the financial reports and other financial information provided by the Company to the public or any government body; the Company's systems of internal controls regarding finance, accounting, and legal compliance; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

▪	Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
▪	Review and appraise the audit efforts of the Company's independent accountants and internal auditing practitioners.
▪	Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditing practitioners, and the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II. COMPOSITION

The Audit Committee shall be comprised of at least three, but no more than five, independent directors as determined by the Board, and consistent with the criteria for determining independence under the National Association of Securities Dealers (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time. All members of the Audit Committee shall meet the experience requirements of Nasdaq and the SEC. The Audit Committee will use its best efforts, in cooperation with the Board, to ensure that one of the members of the Audit Committee meets the criteria of an “audit committee financial expert” within the meaning of rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The Audit Committee will also ensure compliance with any Nasdaq rules that may be adopted from time to time regarding member experience, including the requirement that a member of the Audit Committee meet have the experience and background set forth in Nasdaq Rule 4350(d)(2)(a)(iv). Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational opportunities.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management, internal auditing partners and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair shall meet with the independent accountants and management quarterly to review and discuss the preparation of the Company’s financial reports.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee will:

Documents/Reports Review

•
Review the Company’s periodic financial statements and any material reports or other financial information submitted to any regulatory body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

•	Review regular reports prepared by internal auditing practices and consider management's response to these reports.
•	Review regulatory examination reports and consider management’s response to these reports.
•
Review with management, Company counsel, and independent accountants the Form 1O-Q, Form 10-K and Proxy prior to their filing. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

•
The Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company's independent auditors will report directly to the Audit Committee.

•
The Audit Committee will pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company’s independent auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002.

•	On an annual basis, the Committee will review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.
•
Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

•	Review the performance of the independent accountants and shall discharge the independent accountants when circumstances warrant.
•	Periodically, without management present, consult with the independent accountants regarding the internal controls and preparation of the Company’s financial statements.

Financial Reporting Processes

•	In consultation with the independent accountants and internal auditing practitioners, review the integrity of the Company’s internal and external financial reporting process.
•	Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
•
Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing practitioners.

Process Improvement

•
Review any significant disagreement among management and the independent accountants or the internal auditing practitioners in connection with the preparation of the financial statements, internal controls or examination process.

•
Review with the independent accountants, the internal auditing practitioners and management the extent to which changes or improvements in operating procedures or accounting practices, as approved by the Audit Committee, have been implemented.

Reporting Irregularities

•
The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company regarding the same. Such procedures are set forth on Exhibit A.

•
The Audit Committee will review the performance of the Company’s senior financial officers and will require the senior financial officers to annually certify compliance with the Code of Ethics for Senior Financial Officers.

Miscellaneous and Legal Compliance

•	Prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.
•	Review activities, organizational structure, and qualifications of the internal audit practitioners.
•
If the function is not performed by another committee of independent Company directors, the Audit Committee will review and approve all related party transactions within the scope of Item 404(a) (“Transactions With Management and Others”) of Regulation S-K promulgated by the SEC.

•	Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.
•	Review and update this Charter periodically as conditions dictate.
•	Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
•	The Audit Committee will conduct an annual self evaluation of the Audit Committee’s performance and will report the results to the full Board of Directors.
V. COMMITTEE RESOURCES

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee shall determine the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, or to compensate any advisors to the Audit Committee, and shall work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

Revised and approved by the Board of Directors, September 20, 2005.

Audit Committee Charter

Exhibit A

Complaint Procedures

The Company shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).

All Company employees are expected to promptly report any concerns regarding Financial Disclosure Matters to either their supervisor, the Human Resources Director, Chief Financial Officer, Compliance Officer, or Chief Executive Officer. The CEO and members of the Board of Directors are expected to report any concerns to the Chairman or other member of the Board. In doing so, a reporting person may choose to remain anonymous. Reports may be submitted confidentially and anonymously to the Company’s third party vendor at www.ethicspoint.com or through Buzz by clicking on the Ethics Point icon. All submissions, regardless of source, shall be reported directly to the Audit Committee chairperson. The Company prohibits any retaliatory action against any individual raising legitimate concerns or questions about Financial Disclosure Matters or for reporting suspected activities.

The Committee shall review and consider any complaint it has received at each meeting and take appropriate action in order to respond thereto.

The Committee shall retain any such complaints for a period of no less than seven years.

Appendix B

PACIFIC CONTINENTAL CORPORATION
2006 STOCK OPTION AND EQUITY COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to enhance the value of shares of stock in Pacific Continental Corporation for the benefit of its shareholders by providing opportunities for employees and directors of the corporation and its subsidiaries to participate in the corporation’s growth and success, thereby encouraging the individuals to exert maximum efforts on behalf of the corporation and helping to attract and retain the best available personnel for positions of responsibility with the corporation and its subsidiaries.

2. Definitions

As used herein, the following definitions shall apply:

“Award” means an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means a written agreement entered into by and between each Grantee and Company setting forth terms and conditions relating to an Award granted to such Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion.

"Board" means the board of directors of Company.

“Cause” means any of the following: (i) dishonesty in performing ones duties to Company or a Subsidiary, (ii) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of Company or a Subsidiary, or any of their officers, directors or employees; (iii) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on Company or a Subsidiary; (iv) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by Company or a Subsidiary, whichever is the entity for which services are performed; and (v) breach of any material terms of an employment or service agreement with Company or a Subsidiary, including an Award Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the no par value common stock Company.

"Committee" has the meaning given such term in Section 4.a.

"Company" means Pacific Continental Corporation, an Oregon corporation.

"Director" means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

“Disability” has the meaning given to such term in Code Section 22(e)(3).

"Employee" means a person employed by Company or a Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Code Section 409A.

“Grantee” means a person who has been granted an Award.

"Incentive Stock Option" means an Option that qualifies as an "incentive stock option," as that term is defined in Code Section 422.

"Nonqualified Stock Option" means an Option, other than an Incentive Stock Option.

"Option" means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options; and the term means either or both an Incentive Stock Option and/or a Nonqualified Stock Option, as the context requires. Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

"Plan" means this “Pacific Continental Corporation 2006 Stock Option and Equity Compensation Plan.”

“Restricted Stock” means a share of Common Stock, issued under the Plan, that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

“Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Restricted Stock Unit. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of Company.

“SEC" means the U.S. Securities and Exchange Commission.

“Shareholder-Employee" means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.

“Stock Appreciation Right” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the right, of such share of Common Stock. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of Company.

“Subsidiary" means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which Company is considered a single employer under Code Section 414(b).

“Vest” means that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Award Agreement to his right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to Company or to receive payments under a Restricted Stock Unit or Stock Appreciation Right.

3. Stock Subject to Plan

a. General. Subject to the adjustments provided in Section 16, the maximum number of shares of Common Stock that may be subject to Awards of all types shall be five hundred thousand (500,000). For purposes of the foregoing sentence, shares of Common Stock that are or were made subject to an Award of Restricted Stock Units or of Stock Appreciation Rights shall be counted against such number, unless and until the Grantee has forfeited rights in such Award by failing to satisfy any condition to Vesting. The aggregate number of shares of Common Stock that may be issued under Incentive Stock Options shall equal the maximum number of shares of Common Stock that may be subject to Awards, as described in the first sentence of this Section 3.a, reduced by the number of shares of Common Stock that have been made subject to other types of Awards.

b. Unused Shares. If any shares of Common Stock subject to an Award are not issued (for example, because the Award is forfeited or cancelled, or the Award is settled in cash, or a portion of the Award is used to satisfy applicable tax withholding obligations), then such shares shall again be available to be made subject to Awards.

4. Administration of the Plan

a. The Committee. The power and authority to administer the Plan is vested in a committee (the "Committee") in accordance with this Section 4. The Committee shall be selected by the Board and shall consist of at least three directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. If the Committee does not exist or the Board, for any reason determined by it, desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint individuals in substitution therefore, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

b. Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it. The Committee may revoke such delegation at any time.

c. Reports. At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report: the date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; and the exercise price for, and Fair Market Value on the date of grant of, shares of Common Stock subject to Awards.

d. Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1) determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2) determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; and the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit or Stock Appreciation Right;

(3) determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4) modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Sections 14 and 19;

(5) cancel or suspend Awards, subject to the restrictions imposed by Section 19;

(6) interpret the Plan;

(7) authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8) waive any conditions to Vesting; and

(9) make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other participants.

5. Eligibility

All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also Employee may not be selected to be granted an Incentive Stock Option.

6. Granting of Awards

a. General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan.

b. Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award, unless and until such person duly executes and delivers to Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c. Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.

d. Arrangements to Cancel Restricted Stock. Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until Grantee satisfies all conditions to Vesting and to automatically cancel such shares if Grantee fails to satisfy such conditions.

7. Vesting of Awards

The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.

8. Exercise and Settlement of Awards

a. Options. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option at the time the Option is exercised in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

b. Restricted Stock. Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c. Other Awards. Company shall settle payment of any amounts due under a Restricted Stock Unit or Stock Appreciation Right upon exercise of such right by the Grantee; provided, however, that not withstanding any contrary provisions of the Plan, Restricted Stock Units and Stock Appreciation Rights that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2 ½) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 ½) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

9. Terms Applicable to Options

a. Limit on Value of Options Granted. Subject to Section 3.c, any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of Company and all Subsidiaries taken together) shall not exceed $100,000.

b. Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c. Term of Option. No Incentive Stock Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d. Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise such Option.

10. Termination of Employment.

(a) Unvested Awards. Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.

(b) Vested Awards Other than Options. All Awards, other than Options, that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled immediately.

(c) Vested Options. Options that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of his status as an Employee or Director, or (ii) the expiration date of the Option provided in the Award Agreement. Notwithstanding the immediately preceding sentence:

(i) Upon the death of a Grantee who at the time of his death is and has been an Employee or Director at all times since the date of grant of the Option, an Option that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (a) one year after the date of death of the Grantee or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option provided in the Award Agreement, except that if the expiration date of an Option should occur during the 90-day period immediately following the Grantee’s death, such Option shall terminate, and may no longer be exercised, at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Grantee's estate, or by any person or persons who acquire the right to exercise the Option by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii) If a Grantee ceases to be an Employee or Director at any time during the Option period by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option, an Option that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option provided in his Award Agreement;

(iii) If Grantee ceases to be an Employee or Director for Cause, then all Options that are Vested at such shall terminate, and may no longer be exercised, immediately upon his ceasing to be an Employee or Director; and

(iv) Nonqualified Stock Options granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

(d) Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by Company or a Subsidiary, whichever is the entity for which the person performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such options.

11. Compliance with Applicable Law.

Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted thereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules regulations of any stock exchange on which the Common Stock may then be listed. Issuance of shares of Common Stock is further subject to the approval of counsel for Company with respect to such compliance.

12. Tax Compliance.

Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee such amounts as Company determines is required to be withheld.

13. Non-Transferability.

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Restricted Stock, may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest.

14. Merger, Sale of Assets, Etc.

Except as otherwise provided in the Award Agreement, in the event of a merger or other reorganization of Company with and into another corporation following which Company does not survive (other than a reorganization where the ownership of the surviving company is substantially the same as that of Company immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of Company, or in the event of a proposed dissolution or liquidation of Company, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Committee elects to Vest the Awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Grantee in writing of any action to Vest or replace Awards hereunder not less than sixty (60) days prior to the expected closing date of the transaction that prompts such action.

15. Rights as a Shareholder.

No person shall have any rights as a Shareholder by reason of an Award until and unless Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award.

16. Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units and Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Company; provided, however, that conversion of any convertible securities of Company shall not be deemed to have been "effected without receipt of consideration." The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 16 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 16, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 16, any issuance by Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of Company to adjust, reclassify, reorganize or change its capital or business structure.

17. Term of the Plan

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of Company, as described in Section 19, shall be effective when approved by the shareholders. Subject to Section 19, the Plan shall be unlimited in duration. In the event the Plan is terminated as provided in Section 19, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination. Notwithstanding the foregoing provisions of this Section 17, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten (10) years from the date the Plan (or amendment increasing shares available under the Plan) is adopted or, if earlier, the date the Plan (or amendment increasing shares available under the Plan) is approved by shareholders.

18. No Right to Employment.

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of Company or a Subsidiary, to terminate such employment relationship or service at any time.

19. Amendment or Early Termination of the Plan

a. Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respect as the Board deems advisable, except that, without proper approval of the shareholders of Company, no such revision or amendment shall:

(1) increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 16; or

(2) modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations.

b. Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan, provided, however that the modification or amendment shall not, without the consent of the Grantee, impair or diminish any of his rights or any of the obligations of Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a "modification," as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c. Re-pricing. The exercise price of outstanding Options may not be changed, except (i) with the approval of shareholders of Company, or (ii) as otherwise required or permitted in the Plan.

20. Nature of Awards

All Awards are unfunded and unsecured obligations of Company. Any bookkeeping entries maintained by Company with respect to Awards are merely for the convenience of Company. Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of Company by reason of an Award. A Grantee is a mere general unsecured creditor of Company with respect to an Award.

21. Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. The masculine form of words shall include the feminine, and vice-versa, as required by the context.